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                                                                 Exhibit 10.6(g)

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

                  AMENDMENT NO. 3, dated as of July 1, 1997, to the Employment Agreement, dated as of January 3, 1995 (as previously amended by the Amendment to Employment Agreement, dated as of May 17, 1995, and Amendment No. 2 to Employment Agreement dated as of March 5, 1997, the "Employment Agreement") by and among Finlay Enterprises, Inc., a Delaware corporation, Finlay Fine Jewelry Corporation, a Delaware corporation, and Arthur E. Reiner (the "Executive").

                              W I T N E S S E T H :

                  WHEREAS, the parties hereto mutually desire to amend certain provisions of the Employment Agreement;

                  NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

                  1. Section 8A of the Employment Agreement shall be, and hereby is amended so that the clause "the end of the Parent's 1999 fiscal year" in clause (ii) of the second paragraph thereof shall be amended to read "the end of the Parent's 2002 fiscal year".

                  2. Except as amended hereby, the Employment Agreement remain in full force and effect, without change or modification. The Employment Agreement, together with this Amendment No. 3, is intended by the parties as a final expression of their agreement and understanding in respect of the subject matter contained herein and therein. The Employment Agreement and this Amendment No. 3 supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  3. This instrument may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4. Terms defined in the Employment Agreement and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

                  5. This Amendment No. 3 to Employment Agreement shall become effective upon the receipt of all required third-party consents, including, without limitation, if necessary: (a) consent under the Amended and Restated Credit Agreement, dated as of March 28, 1995, as amended, among the Parent, Finlay, General Electric Capital Corporation, individually and as agent for the lenders named therein (the "Lenders") and the Lenders, as amended; and (b) consent under (i) the Amended and Restated Stockholders' Agreement, dated as of March 6, 1995, among the

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Parent and certain stockholders of the Parent and (ii) the Registration Rights
Agreement, dated as of May 26, 1993 by and among the Parent and the other parties thereto.

                  IN WITNESS WHEREOF, the parties hereto have signed this Amendment No. 3 as of the day and year first above written.

                                           /s/Arthur E. Reiner
                                           Arthur E. Reiner

                                           FINLAY ENTERPRISES, INC.

                                           By /s/Barry D. Scheckner
                                              Name:  Barry D. Scheckner
                                              Title: Senior Vice President

                                           FINLAY FINE JEWELRY CORPORATION

                                           By /s/Barry D. Scheckner
                                              Name:  Barry D. Scheckner
                                              Title: Senior Vice President